UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

STAR ENERGY CORPORATION

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-29323 (Commission File Number)	87-43634 (IRS Employer Identification No.)

317 Madison Avenue, New York, New York (Address of principal executive offices)	10017 (Zip Code)

Registrant's telephone number, including area code (212) 500-5006

                Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On October 2, 2007 and October 5, 2007, the Company’s Board of Directors elected Clarke R. Keough and Richard T. McDermott, respectively, as directors of the Company and members of the Company’s Audit and Compensation Committees.

     Mr. Keough has been President and Chief Executive Officer of Novus Communications Inc., a company with a patent portfolio that produces display technologies, networks and manages content for corporate, institutional and non-profit organizations. Prior to joining Novus in April 2007, Mr. Keough was founder and managing director of Oris Capital, a growth capital private equity fund investing in digital media. From 1992 to 2005, Mr. Keough served as a managing director of Allen & Company, LLC. Mr. Keough is a graduate of the University of Notre Dame and received a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University, with majors in marketing and finance.

     Mr. McDermott has been Adjunct Professor of Law at Fordham University School of Law since 2000. He was a partner in the law firm of Clifford Chance and its predecessor, Roger & Wells, from 1990 until April 2004. Mr. McDermott is a graduate of Marquette University and received an LLB from Fordham University School of Law.

     Each of Messrs. Keough and McDermott is to receive a director fee of $3,000 per month. On October 2, 2007 and October 5, 2007, each of Messrs. Keough and McDermott, respectively, was granted an option to purchase 200,000 shares of the Company’s common stock under the Company’s 2007 Stock Option Plan (the “Plan”) at exercise prices of $0.40 and $.47, respectively, per share, the closing market prices of the Company’s common stock on the respective dates of grant. Each option is to vest at the rate of one third of the number of shares initially subject to the option annually commencing one year after the date of grant and expires ten years after the date of grant, subject to potential earlier termination and vesting acceleration as provided in the Plan.

     There have been no, and there are no currently proposed, transactions in which the Company was or is to be a participant and in which either Mr. Keough or Mr. McDermott or any related person to Messrs. Keough or McDermott had or will have a direct or indirect material interest. The terms “transactions,” “related person,” and “direct or indirect material interest” have the meanings afforded those terms under Item 404 of Regulation S-B promulgated by the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 5, 2007 regarding the election of Clarke R. Keough as a director of the Company.

99.2	Press Release dated October 9, 2007 regarding the election of Richard T. McDermott as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR ENERGY CORPORATION

Date: October 9, 2007	By: /s/ Leonid Blyakher Leonid Blyakher, Vice President

EXHIBIT INDEX

Exhibits

99.1	Press Release dated October 5, 2007 regarding the election of Clarke R. Keough as a director of the Company.

99.2	Press Release dated October 9, 2007 regarding the election of Richard T. McDermott as a director of the Company.